UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2008
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-32859	11-3626383
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 339-8900
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective October 28, 2008, Anthony J. Nocella resigned as a director of Franklin Bank Corp. (“Franklin”). Pursuant to the terms of the Retirement Agreement dated July 31, 2008 by and among Franklin, Franklin Bank, S.S.B., Franklin’s wholly-owned subsidiary (the “Bank”), and Mr. Nocella (the “Retirement Agreement”), Mr. Nocella, to the extent requested by Franklin, will continue to assist Franklin in negotiating any strategic transaction involving Franklin or the Bank. The Retirement Agreement is filed as Exhibit 10.1 to Franklin’s Amendment No. 2 to Current Report on Form 8-K filed on August 6, 2008 and is incorporated into this Item 5.02 by reference.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: October 31, 2008	By:	/s/ Alan E. Master
Alan E. Master
President and Chief Executive Officer